Exhibit 12.1

 Simmons First National Corporation

 Computation of Consolidated Ratios of Earnings to Fixed Charges

 Three Months Ended

 March 31

 Year Ended December 31,

 2012

 2011

 2011

 2010

 2009

 2008

 2007

  Fixed Charges:

  Interest on deposits

$
2,965

$
4,176

$
14,925

$
19,537

$
31,046

$
53,150

$
65,474

  Interest on borrowings

1,305

1,463

5,471

7,469

7,760

8,974

10,946

  Estimated interest on rental expense

161

192

617

526

469

487

566

  Fixed charges including interest on deposits (A)

4,431

5,831

21,013

27,532

39,275

62,611

76,986

  Less: Interest on deposits

2,965

4,176

14,925

19,537

31,046

53,150

65,474

  Fixed charges excluding interest on deposits (B)

$
1,466

$
1,655

$
6,088

$
7,995

$
8,229

$
9,461

$
11,512

  Earnings:

  Pretax income from continuing operations

$
9,033

$
6,816

$
35,799

$
54,431

$
35,400

$
38,337

$
39,741

  Fixed charges including interest on deposits

4,431

5,831

21,013

27,532

39,275

62,611

76,986

  Earnings, including interest on deposits (C)

13,464

12,647

56,812

81,963

74,675

100,948

116,727

  Less: Interest on deposits

2,965

4,176

14,925

19,537

31,046

53,150

65,474

  Earnings, excluding interest on deposits (D)

$
10,499

$
8,471

$
41,887

$
62,426

$
43,629

$
47,798

$
51,253

  Ratio of earnings to fixed charges:

  Including interest on deposits (C /A)

3.04

2.17

2.70

2.98

1.90

1.61

1.52

  Excluding interest on deposits (D / B)

7.16

5.12

6.88

7.81

5.30

5.05

4.45